Exhibit 10.43

FIRST ADDENDUM TO THE LEASE — ADDITIONAL PREMISES
AND RENEWAL OF THE COMBINED PREMISES

January 19th, 2011

BETWEEN:	OLYMBEC DEVELOPMENT INC.
(Previously: Olymbec Development (2004) Inc.)
333 Decarie Blvd., 5th Floor
St-Laurent, Quebec
H4N 3M9
(hereinafter referred to as the “LESSOR”)

NEW QST# 1205414424 TQ0001
NEW GST# 145375507 RT0001

AND:	DAVIDSTEA INC.
5690 Paré Street
Town of Mount-Royal, Quebec
H4P 2M2
(hereinafter referred to as the “LESSEE”)

MATRICULE: 1165187155

PREAMBLE

WHEREAS the Lessor and the Lessee (the “Parties”) entered into a Lease Agreement dated April 28th, 2010, (the “Lease”) the whole with respect to the premises forming part of Lessor’s building known as 5690-5700 Paré Street, Town of Mount-Royal, Province of Quebec (the “Building”), which premises bear civic number 5690 and 5692 Paré, having a rentable area of approximately TWENTY-THREE THOUSAND ONE HUNDRED FIFTY-TWO (23,152) SQUARE FEET (which includes service areas) and represents 36.76% of the total rentable area of the Building (the “Initial Premises”);

WHEREAS Olymbec Development (2004) Inc. was merged with Olymbec Development Inc, on January 1st, 2011;

WHEREAS the Lessee has informed the Lessor of its intention to lease additional space in the Building, the whole subject expressly to the terms and conditions hereinafter stipulated;

INITIALS
Lessor
Lessee

WHEREAS the Lessee and Lessor are agreeable to extend the Term of the Initial Premises by a period of Three (3) years, the whole subject to the modifications and provisions contained herein, to coincide with the Term of the Additional Premises;

WHEREAS the additional premises are located in the Lessor’s Building and are designated as 5692 Paré, the whole as outlined on the plan attached hereto as Schedule “A”.  Said additional space contains an approximate gross rentable area of SEVENTEEN THOUSAND SEVEN HUNDRED AND FOUR (17,704) SQUARE FEET and represents 28.11% of the total rentable area of the Building (the “Additional Premises”);

WHEREAS the Initial Premises and the Additional Premises are, as of the date of these presents, referred to as (the “Combined Premises”);

WHEREAS the Combined Premises contain an approximate gross rentable area of FORTY THOUSAND EIGHT HUNDRED FIFTY-SIX (40,856) SQUARE FEET (which includes service areas) and represents 64.87% of the total rentable area of the Building;

THIS HAVING BEEN DECLARED, THE PARTIES AGREE TO THE FOLLOWING TERMS AND CONDITIONS:

1.                                      PREAMBLE

The Preamble shall form an integral part of the present Addendum to the Lease — Additional Premises.

2.                                      TERM OF LEASE, OCCUPANCY OF PREMISES, KEYS TO THE PREMISES

2.1                               Term of Lease for the Additional Premises (17,704 square feet)

The term of the Lease for the Additional Premises shall commence on February 1st, 2011 and shall terminate on June 30th, 2011 (the “Term for the Additional Premises”), unless the Lease is sooner terminated under the provisions hereof.

2.2                               Term of the Lease for the Combined Premises (40,856 square feet)

The term of the Lease for the Combined Premises shall commence on July 1st, 2011 and shall terminate on June 30th, 2014 (the “Term for the Combined Premises”), unless the Lease is sooner terminated under the provisions hereof.

2.3                               Occupancy of the Additional Premises

The Lessee shall be allowed to occupy, and Lessor shall remit keys to the Additional Premises to the Lessee on the Commencement Date, provided that the Lessee has signed the present Amendment to the Lease for Additional Premises.

INITIALS
Lessor
Lessee

3.                                      BASE GROSS RENT

3.1                               Additional Premises (17,704 square feet)

(i)                                     For the period commencing February 1st, 2011 and terminating June 30th, 2011, a monthly Base Gross Rent being calculated on the annual basis of Six Dollars and Twenty-five Cents ($6.25) per square foot, plus G.S.T. and Q.S.T. (the “Monthly Base Gross Rent for the Additional Premises”).  The Monthly Base Gross Rent for the Additional Premises is to be paid in consecutively and in advance on the first (1st) day of each month.

3.2                               Combined Premises (40,856 square feet)

(i)                                     For the period commencing July 1st, 2011 and terminating June 30th, 2014, a monthly Base Gross Rent being calculated on the annual basis of Six Dollars and Fifty Cents ($6.50) per square foot, plus G.S.T. and Q.S.T. (the “Monthly Base Gross Rent for the Combined Premises”).  The Monthly Base Gross Rent for the Additional Premises is to be paid in consecutively and in advance on the first (1st) day of each month.

4.                                      CONDITION OF THE ADDITIONAL PREMISES

The Lessee expressly covenants and agrees that it is fully aware of the condition of the Additional Premises and hereby accepts the Additional Premises in their present condition “as is” and acknowledges that the Lessor shall not perform any renovation, alterations or leasehold improvements in or to the Additional Premises, with the exception of the following:

1)                                     Lessor shall verify that all systems are in proper working order;

2)                                     Remove existing barriers and move the plastic barrier to the new separation line;

All telephone and computer jacks left in the premises by the previous lessee may, at Lessor’s sole discretion, be removed by the Lessor or may be left in the Premises, without warranty by the Lessor as to their ability to function.

5.                                      SPECIAL CONDITIONS

A                                       Deposit

Upon signature of the present Lease by the Lessee, the Lessee must deposit a certified cheque in the amount of Ten Thousand Five Hundred Four Dollars and Eighty-three Cents ($10,504.83), including the G.S.T. and P.S.T., representing the Base Gross Rent for the Additional Premises for the First (1st) month of the Term (the “Deposit”).

6.                                      OPTION TO RENEW

Provided the Lessee is not and has not been in default under the terms and conditions of the Lease, it shall have the right to renew the Term for One (1) additional period of Two (2) years,

INITIALS
Lessor
Lessee

commencing on the First (1st) day of July, 2014 and terminating on the Thirtieth (30th) day of June, 2016 (the “Renewal Period”), the whole, at the same terms and conditions contained in the Lease, save and except for this option to renew, which shall no longer apply and save and except that: the Lessee shall not be entitled to any leasehold improvements and that it shall not be entitled to any free rent period and for the Base Gross Rent which shall have to be negotiated prior to the expiry of the Term and that the Base Gross Rent for the Renewal Period shall be negotiated based on the then market rate for similar buildings in the Greater Montreal Region but that said Base Gross Rent shall not, under any circumstances, be less than the Base Gross Rent payable by the Lessee for its Premises, during the last year of the Term.

Furthermore, the present option to renew is conditional upon the Lessee advising the Lessor of its intention to renew the Lease at least six (6) months prior to the expiration of the Term; failing which, the option to renew shall become null and void and of no effect.

7.                                      RIGHT OF EARLY TERMINATION

Provided the Lessee is not and has not been in default under the terms and conditions of the Lease, it shall have a Right of Early Termination of this Lease.  The notice may only be given after the Eighteenth (18th) month of the Term is completed.  Lessee must advise Lessor of its intention to terminate with a Six (6) months written notice, failing which, the Right of Early Termination will be null and void.  Therefore, the earliest date Lessee can move out of the Premises is June 30th, 2013.

8.                                      RIGHT OF FIRST REFUSAL

Provided that the Lessee has not been in default of any of its obligations, at any time during the Term, the Lessee shall have, throughout the Term as the case may be, a right of first refusal to lease any adjacent space to the Premises that may be coveted by a third party (the “Right of First Refusal”).

In any event that the Lessor receives an acceptable offer to lease such space in the Building from a third party, the Lessor shall use reasonable efforts to grant advance notice to the Lessee and will immediately forward a copy of any such third party offer to the Lessee, save and except for any references made to the third party’s name and address.  The Lessee shall then have three (3) business days from the date any such offer was receive to exercise its Right of First Refusal to lease any such space, the whole based on the same rental rate, terms and conditions contained in the third party’s offer.  In order to exercise its Right of First Refusal the Lessee shall notify the Lessor in writing of its intention with regards to any such offer within the aforementioned delay, namely within three (3) business days from the date any such third party’s offer was received by the Lessee, failing which, it shall be assumed that the Lessee has opted not to exercise its Right of First Refusal on said space and the Right of First Refusal for said space shall then become null and void and of no further effect and the Lessor shall have the right to lease said space to said third party.

INITIALS
Lessor
Lessee

This Right of First Refusal is a personal right of the Lessee and is neither transferable nor assignable, and is subject to any pre-existing rights of first refusal given to other tenants of the Building.

9.                                      ACCEPTANCE

The present Second Addendum to the Lease - Additional Premises is open for signature and acceptance by the Lessee until 3:00PM on the 21st day of January, 2011, after which it shall be null and void and of no effect.

Furthermore the present First Addendum to the Lease - Additional Premises shall not be considered as binding the Lessor and the Lessee unless said Addendum is accepted and signed by the Lessor.

8.                                      ENTIRE AGREEMENT

Save and except for the terms and conditions modified herein, all other terms and conditions of the Lease, shall apply to the Additional Premises and all other terms and conditions of the Lease shall remain unmodified and in full force and effect.

All capitalized terms used in the present Addendum to the Lease shall have the same meaning attributed to them in virtue of the Lease unless otherwise modified herein.  The Lease together with the present Addendum to the Lease represents the entire agreement and understanding between the parties with respect to the Premises and the Additional Premises.

ACCEPTED AND SIGNED ON THIS          DAY OF                                              2011

OLYMBEC DEVELOPMENT INC.

Witness	Per:

Witness

ACCEPTED AND SIGNED ON THIS DAY OF 2011

DAVIDSTEA INC.

/s/ David Segal
Witness	Per: David Segal

Witness

INITIALS
Lessor
Lessee